Exhibit 5.2

[Slattery, Marino & Roberts Letterhead]

March 25, 2011

Energy Partners, Ltd.

201 St. Charles Avenue

Suite 3400

New Orleans, Louisiana 70170

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002

Re:	Form S-3 Registration Statement for Energy Partners, Ltd.
Our File No.: 1997.3055

Ladies and Gentlemen:

We have acted as special Louisiana counsel for EPL of Louisiana, L.L.C, a Louisiana limited liability company (the “Louisiana Guarantor”). We furnish this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) by Energy Partners, Ltd. (“EPL”), the Louisiana Guarantor and other registrants of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, on a delayed basis, by EPL of: (i) shares of common stock, par value $0.001 per share, of EPL (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share, of EPL, in one or more series (the “Preferred Stock”); (iii) debt securities of EPL, which may be convertible into or exchangeable for Common Stock (the “Debt Securities”); (iv) depositary shares of EPL representing fractional interests in Debt Securities or Preferred Stock of any series (the “Depositary Shares”); (v) warrants to purchase any one or a combination of the Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (vi) subscription rights to purchase one or a combination of the Common Stock, Preferred Stock Debt Securities or Depositary Shares (together, the “Rights”); (vii) purchase contracts to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, Rights or other property as may be designated at the time of the offering at a future date or dates (the “Purchase Contracts”), which may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations of EPL or third parties; and (vii) units consisting of one or more of the securities described in clauses (i) through (vii) above (the “Units,” and together with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”), in each case as contemplated by EPL’s Registration Statement on Form S-3 to which this opinion is an exhibit. EPL’s obligations under the Debt Securities may be guaranteed by EPL’s subsidiaries, including the Louisiana Guarantor (such guarantee by the Louisiana Guarantor, the “Louisiana Guarantee”). Capitalized terms shall have the meaning set forth herein.

In rendering the opinions set forth herein, we have examined documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion, which include: (A) the Louisiana Guarantor’s Officer’s Certificate, together with the exhibits attached thereto, certifying that such attachments are true and correct, including, but not limited to (i) the organizational and governing documents of the Louisiana Guarantor, and (ii) the resolutions duly adopted by the managers of the Louisiana Guarantor in connection with a guarantee provided for in the Registration Statement, with such resolutions being adopted and confirmed by EPL as sole member of the Louisiana Guarantor; (B) certificates of public officials of the State of Louisiana; and (C) such other documents and records as we have deemed necessary as the basis for the opinions expressed herein.

In making such examinations, unless otherwise specifically addressed by our opinions herein, we have assumed:

(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the authentic original documents of all documents submitted to us as certified or photostatic copies and that the documents submitted to us for review are the documents, or copies thereof, executed by the parties thereto;

(ii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

(iii) the due authorization, execution and delivery of each document examined by us by each party thereto other than the Louisiana Guarantor; and

(iv) valid cause and/or consideration exists for the Louisiana Guarantor in conjunction with the issuance of its Louisiana Guarantee.

We have not made any independent investigation in rendering this Opinion other than our examination of those documents identified above. This Opinion is, therefore, qualified in all respects by the scope of our examination and investigation.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Louisiana Guarantor is a limited liability company which is duly organized, validly existing and in good standing under the laws of the State of Louisiana.

2. The Louisiana Guarantee to be provided by the Louisiana Guarantor pursuant to the Registration Statement has been duly authorized by the Louisiana Guarantor.

3. Notwithstanding the choice of New York law governing the Louisiana Guarantee, in the event that a court of competent jurisdiction determines that Louisiana law applies, the Louisiana Guarantee made by the Louisiana Guarantor, (a) when duly executed by the Louisiana Guarantor, (b) delivered to the purchaser or purchasers of the related Debt Securities, and (c) upon receipt of lawful consideration by EPL for the related Debt Securities, will be validly issued by the Louisiana Guarantor and will constitute valid and binding obligations of the Louisiana Guarantor under the laws of the State of Louisiana.

4. Notwithstanding the choice of New York law governing the Louisiana Guarantee, in the event that a court of competent jurisdiction determines that Louisiana law applies, the Louisiana Guarantee made by the Louisiana Guarantor, (a) when duly executed by the Louisiana Guarantor, (b) delivered to the purchaser or purchasers of the related Debt Securities, and (c) upon receipt of lawful consideration by EPL for the related Debt Securities, will not violate the laws of the State of Louisiana.

The opinions expressed hereinabove are limited and qualified as follows: In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Louisiana Guarantor and of the Secretary of State of the State of Louisiana.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar they relate to the Louisiana Guarantor, we have assumed that the obligations of the Louisiana Guarantor under the Louisiana Guarantee are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the Louisiana Guarantor and will benefit the Louisiana Guarantor, directly or indirectly.

The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement and except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by EPL and the Guarantors with the Commission of the Registration Statement with respect to the registration of the Securities, and assume no responsibility for the contents of any such material.

* * *

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Louisiana Guarantor and others. We are licensed attorneys only in the State of Louisiana, and, therefore, we express opinions herein only insofar as to matters governed by the laws of the State of Louisiana. Further, we express no opinions herein regarding the laws of any other jurisdiction or any federal securities laws or Blue Sky laws of the State of Louisiana or similar laws or statutes. The opinions expressed herein are made as of the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this Opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Commission thereunder. Except for the furnishing of this Opinion, we confirm that we have not participated in the Registration Statement or the prospectus forming a part thereof.

Very truly yours,

SLATTERY, MARINO & ROBERTS
A Professional Law Corporation

/s/ Slattery, Marino & Roberts